Exhibit 99.1

For Release February 28, 2006—1:30 p.m. PDT	Contact: Daniel G. Byrne (509) 458-3711

STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,

ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.06 PER SHARE

Spokane, Washington, February 28, 2006 – Sterling Financial Corporation (NASDAQ:STSA) today announced that on Monday, February 27, 2006, its board of directors unanimously approved a quarterly cash dividend of $0.06 per share of common stock.  This cash dividend is payable to shareholders of record on March 31, 2006.  The dividend will be paid on April 13, 2006.  All communications regarding the cash dividend will be forwarded to shareholders through Sterling’s transfer agent, American Stock Transfer & Trust Company.

Harold Gilkey, Chairman and Chief Executive Officer, commented, “Sterling is off to a solid start in 2006, and the board believes that our financial resources and performance enable us to pay cash dividends while meeting our other financial requirements.  We appreciate the continued support of our shareholders, and this dividend payment provides a way for us to directly share a portion of our financial success with them.”

He further stated, “Sterling’s current cash balances, the low level of leverage that we are currently maintaining, and continued strong cash flow allow us to pay this dividend without jeopardizing our strategic growth plans.  Future cash dividend payments will be subject to ongoing review and approval by the board of directors on a quarterly basis.”

Based on the closing price of Sterling Financial Corporation’s common stock on Monday, February 27, 2006 of $29.49 per share, the forthcoming dividend would represent an annual yield of approximately 0.81 percent.

ABOUT STERLING

Sterling Financial Corporation of Spokane, Washington is a bank holding company, the principal operating subsidiary of which is Sterling Savings Bank.  Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association.  Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana.  Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Arizona and California.  Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results.  These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts.  When used in this report, the words “expects, “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements.  These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties.  These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions, including the proposed acquisition of Lynnwood Financial Group, Inc.; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.